Exhibit 23.5

CONSENT OF PAGEMILL PARTNERS

We hereby consent to (i) the inclusion of our opinion letter, dated July 9, 2008, to the Board of Directors of Centillium Communications, Inc. as Appendix C to the Joint Proxy Statement / Prospectus forming part of this Registration Statement on Form S-4, and (ii) the references to our firm and such opinion in such Joint Proxy Statement / Prospectus under the captions entitled “SUMMARY—Fairness Opinion of Pagemill Partners,” “THE MERGER—Background of the Merger,” “THE MERGER—Centillium’s Reasons for the Merger” and “THE MERGER—Opinion of Centillium’s Financial Advisor.” In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder, and we do not admit that we are experts with respect to any part of the Registration Statement within the meaning of the term “expert” as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Sincerely,

PAGEMILL PARTNERS LLC

By:	/s/ JIM TIMMINS
Jim Timmins
Managing Director

August 20, 2008